UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    As previously reported in Wave System Corp’s (the “Company”) Current Report on Form 8-K dated June 19, 2015, Mr. Nolan Bushnell, one of the Company’s directors, did not receive the required majority vote for re-election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of stockholders held on June 18, 2015 (the “Annual Meeting”). Immediately after the Annual Meeting, and in connection with the Company’s Director Resignation Policy, (i) Mr. Bushnell tendered his resignation to the Board and (ii) the Company’s Nominating and Governance Committee (the “Nominating Committee”) was tasked with considering whether to accept or reject Mr. Bushnell’s tendered resignation prior to December 15, 2015. On December 10, 2015, the Nominating Committee recommended to the Board that Mr. Bushnell’s resignation be accepted and the Board accepted the recommendation of the Nominating Committee. Accordingly, effective December 10, 2015, Mr. Bushnell resigned from his position as a director of the Company and also resigned from his position as a member of the Company’s Compensation Committee and Audit Committee. In conjunction with Mr. Bushnell’s resignation, the Board eliminated the vacancy caused by Mr. Bushnell’s resignation by reducing the size of the Board by one member to four.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: December 15, 2015